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                                   Ex-10
                 Exhibit 10.27.2 Real Property Lease
                  Agreement With Option to Purchase

                               EXHIBIT 10.27.2

            REAL PROPERTY LEASE AGREEMENT WITH OPTION TO PURCHASE

      THIS LEASE  AGREEMENT  is entered  into by and between  JAMES D. PLUMMER
(hereinafter   referred  to  as  "Lessor")   and  LITHIA  REAL  ESTATE,   INC.
(hereinafter referred to as "Lessee").

                                  RECITALS:

      Lessor is the owner of parcels of real property of located at 600 and 613 North Central, Medford, Oregon, and other adjacent parcels, which are being leased to and used by Medford Nissan, Inc. dba "Medford Nissan BMW Kia" in connection with the business of selling and servicing new and used motor vehicles and selling parts and accessories for new and used motor vehicles. By separate agreement, Lithia Motors, Inc. (or its nominee) is agreeing to purchase substantially all of the business assets owned and used by Medford Nissan, Inc. As a condition concurrent to that sale of assets, the Lessor is agreeing to lease to Lessee all the parcels of real property presently being used by Medford Nissan, Inc. in connection with its business operations.

      NOW, THEREFORE, IN CONSIDERATION OF the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, Lessor and Lessee agree as follows:

      1. Definitions. As used in this Agreement, the following words or phrases shall have the indicated meanings:

            (a) "Leased Property" shall refer all of the following parcels of real property located in Medford, Oregon, which properties are more fully described on Exhibit "A" attached hereto, together with all buildings, improvements and fixtures constructed and existing on those properties and all easements, rights, privileges and appurtenances attaching to those properties: the parcel which is commonly identified as 600 North Central Avenue, which parcel shall be referred to in this Agreement as "Parcel A"; the parcel which is commonly identified as 613 North Central Avenue, which parcel shall be referred to in this Agreement as "Parcel B"; and a parcel of approximately 0.66 acres which is located adjacent to the Nissan dealership operated by Medford Nissan, Inc., which parcel shall be referred to in this Agreement as "Parcel C". "Parcel AB" shall refer to a combination of Parcel A and Parcel B.

            (b) "Lease Term" shall refer to the entire term of the lease, including any extension elected by Lessee pursuant to Paragraph 3. "Initial Lease Date" shall refer to the first day of the Lease Term, and shall be that certain date upon which Lessee closes the purchase of all business assets of Medford Nissan, Inc. in accordance with the terms of the Agreement for Purchase and Sale of Business Assets which is attached hereto as Exhibit "B". "Lease Month" shall refer to each of the successive one month periods during the Lease Term which begin on the same day of each calendar month as the Initial Lease Date.

            (c) "Base Rental Amount" shall have the meaning set forth in Paragraph 4.

            (d) "Index" shall refer to the following index published by the Bureau of Labor Statistics of the United States Department of Labor:
Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All items ("standard reference base period" 1982-84 = 100). The "CPI Index Figure" for any month shall refer to the Index number for that month. If the "Index" is no longer being published as of any date in the future, then the "CPI Index Figure" for that date shall be the figure reported in the U.S. Department of Labor's most recent comprehensive official index then in use and most nearly answering the description of the Index (or, if the U.S. Department of Labor is not then publishing any such similar index, shall be determined under another comparable, authoritative, generally recognized index to be selected by Lessor). If the Index is calculated from a base different from the base 1982-84 = 100, then the figures to be used in calculating any adjustment mandated under this Agreement first shall be converted (if possible, under a formula supplied by the Bureau of Labor Statistics of the U.S. Department of Labor) to account for that difference.

            (e) "Hazardous Materials" shall refer to and include: (i) any and all substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC Section 9601, et.


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seq.), the Hazardous  Materials  Transportation  Act (49 USE Section 1801, et.
seq.), and the Resource Conservation and Recovery Act (42 USC Section 6901, et. seq.); and (ii) any and all substances which now or in the future are deemed to be pollutants, toxic materials or hazardous materials under any other Oregon or federal law.

            (f) "Date of this Agreement" shall mean the date when this Agreement has been executed by both of the parties.

      2. Lease. Lessor hereby leases the Leased Property to Lessee, and Lessee leases the Leased Property from Lessor, subject to all of the terms and conditions contained in this Agreement.

      3. Term of Lease. The initial term of the lease shall be fifteen years and shall commence on the Initial Lease Date. Lessee shall have the option to extend the term of the lease for one (1) additional period of ten
(10) years (so that the  maximum  potential  lease  term shall be  twenty-five
(25) years). If Lessee wishes to exercise its option to extend the lease term for that additional ten year period, then Lessee shall be obligated to provide to Lessor, not less than 60 days prior to the expiration of the initial fifteen year lease term, a written notice of Lessee's intention to so exercise its option to extend the lease term; any such written notice by Lessee to Lessor shall automatically extend the lease term for the 10 year period specified in the notice. If Lessee exercises its option to extend the lease term as provided in the preceding sentence, and if Lessee wishes to continue to lease the Leased Property from Lessor after the expiration of that ten year option period, then during the last six months of that ten year option period Lessor must negotiate in good faith with Lessee for an extension of the Lease for an additional lease period of at least ten years at a fair market value lease rate and under contract terms which are reasonably consistent with the terms of this Agreement.

      4.    Rental Payments Required.

            (a)   Parcel AB.

                  (1) With respect to each Lease Month during the five year period beginning with the Initial Lease Date, Lessee shall pay to Lessor an aggregate rental amount with respect to Parcel AB of $14,500.00 per month.

                  (2) With respect to each Lease Month during the five year period beginning on the fifth anniversary after the Initial Lease Date, Lessee shall pay to Lessor an aggregate rental amount with respect to Parcel AB of $16,300.00 per month.

                  (3) With respect to each Lease Month during the five year period beginning on the tenth anniversary after the Initial Lease Date, Lessee shall pay to Lessor an aggregate rental amount with respect to Parcel AB equal to the lesser of: (i) $17,930.00 per month (i.e. 110% of the $16,300.00 monthly rental amount during the preceding 5 year period), or (ii) the product determined by multiplying the monthly rental amount during the preceding 5 year period ($16,300.00) by a fraction, the denominator of which is the CPI Index Figure for the first Lease Month of the preceding 5 year period, and the numerator of which is the CPI Index Figure for the last Lease Month of the preceding 5 year period.

                  (4) With respect to each Lease Month during each of the two five year periods during the ten year option term, Lessee shall pay to Lessor an aggregate rental amount with respect to Parcel AB equal to the lesser of: (i) 110% of the monthly rental amount during the preceding 5 year period, or (ii) the product determined by multiplying the monthly rental amount during the preceding 5 year period by a fraction, the denominator of which is the CPI Index Figure for the first Lease Month of the preceding 5 year period, and the numerator of which is the CPI Index Figure for the last Lease Month of the preceding 5 year period.

            (b)   Parcel C.

                  (1) With respect to each Lease Month during the five year period beginning with the Initial Lease Date, Lessee shall pay to Lessor a rental amount with respect to Parcel C of $2,000.00 per month.

                  (2) With respect to each Lease Month during the five year period beginning on the fifth anniversary after the Initial Lease Date, Lessee shall pay to Lessor a rental amount with respect to Parcel C of $2,200.00 per month.

                  (3) With respect to each Lease Month during the five year period beginning on the tenth anniversary after the Initial Lease Date, Lessee shall pay to Lessor a rental amount with respect to Parcel C equal to


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the lesser of: (i)  $2,420.00 per month (i.e.  110% of the  $2,200.00  monthly rental amount during the preceding 5 year period), or (ii) the product determined by multiplying the monthly rental amount during the preceding 5 year period ($2,200.00) by a fraction, the denominator of which is the CPI Index Figure for the first Lease Month of the preceding 5 year period, and the numerator of which is the CPI Index Figure for the last Lease Month of the preceding 5 year period.

                  (4) With respect to each Lease Month during each of the two five year period during the ten year option term, Lessee shall pay to Lessor a rental amount with respect to Parcel C equal to the lesser of: (i) 110% of the monthly rental amount during the preceding 5 year period, or (ii) the product determined by multiplying the monthly rental amount during the preceding 5 year period by a fraction, the denominator of which is the CPI Index Figure for the first Lease Month of the preceding 5 year period, and the numerator of which is the CPI Index Figure for the last Lease Month of the preceding 5 year period.

            (c) If the CPI Index Figure for the last Lease Month of the preceding 5 year period is not available in time to make the adjustment required under subparagraphs (a)(3), (a)(4), (b)(3) or (b)(4), the Lessee agrees that any deficiencies in rent resulting from the failure to make the adjustment on a timely basis shall be paid to Lessor by Lessee as soon as the applicable CPI Index Figure is available to the parties.

            (d) All amounts of monthly rent payable under this Agreement shall be payable in advance on the first day of each Lease Month, at whatever address Lessor may specify in writing from time to time. All amounts of monthly rent payable under this Agreement shall be payable in lawful money of the United States and without notice, demand, offset or deduction.

            (e) Lessee agrees that all amounts which Lessee is required to pay under this Agreement (including but not limited to taxes, utility costs, insurance premiums and maintenance expenses) shall be payable as additional rent, and shall be paid promptly when due.

            (f) If Lessee fails to pay any installment of rent (including but not limited to taxes, utility costs, insurance premiums and maintenance expenses) within ten (10) days after the date when due, Lessee shall pay to Lessor a late fee equal to two percent (2%) of the past-due amount. The amount payable by Lessee to Lessor under the preceding sentence shall be treated for all purposes under this Lease as additional rent. The provisions of this subparagraph shall not limit Lessor's right to treat any late payment as an event of default as provided in Paragraph 21.

      5. Utilities. Lessee shall be responsible for and shall pay the cost of all water, electricity, natural gas, heating oil, telephone service, refuse collection, sewage and other utilities and services provided to the Leased Property, or used on or in connection with the Leased Property, during the Lease Term. Lessor shall not be liable to Lessee in the event of any interruption in the supply of any utility or service to the Leased Property (other than an interruption caused by the Lessor), and Lessee shall not be entitled to any abatement of rent in the event of any interruption in the supply of any utility or service to the Leased Property (other than an interruption caused by the Lessor). Lessee agrees that it shall not install any equipment which will exceed or overload the capacity of the existing utility facilities supplying the Leased Property. If any equipment installed by Lessee shall require additional utility facilities, those additional facilities shall be installed at Lessee's expense in accordance with plans and specifications approved in advance and in writing by Lessor (with Lessor having the right to refuse to consent to any installation which Lessor reasonably believes might adversely effect the value of the Leased Property).

      6. Taxes on Real and Personal Property. Lessee shall pay all real property taxes, general and special assessments, and other taxes and charges which are levied on or assessed during the Lease Term against the Leased Property or improvements located on the Leased Property (all of which taxes, assessments and charges shall hereinafter be referred to as the "Real Estate Taxes"). Lessee also shall pay all personal property taxes and other taxes and charges which are levied on or assessed against leasehold improvements, fixtures, equipment, furniture, inventories, merchandise and any other personal property installed or located on the Leased Property during the Lease Term (all of which taxes, assessments and charges shall hereinafter be referred to as the "Personal Property Taxes"), as those taxes become due and payable, and before delinquency, and regardless of whether such levy or assessment is made against Lessee or against Lessor, and regardless of whether the property has been installed by Lessee or by Lessor. Lessee shall make all personal property tax payments directly to the taxing authorities.


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If any Real  Estate Tax or  Personal  Property  Tax is  permitted  by a taxing authority to be paid in installments, Lessee may elect to do so as long as each installment (together with any interest charged) is paid before it becomes delinquent, and provided that Lessee only shall be obligated to pay those installments due and payable during the Lease Term. Lessee may contest in good faith the validity or amount of any Real Estate Tax or Personal Property Tax in accordance with the procedures established by applicable statute or administrative rule, as long as the Lease Property is not subjected to any lien as a result of the contest, and Lessee shall be entitled to all benefits derived during the Lease Term from any such contest. Lessee shall furnish to Lessor receipts or other proof of payment of all Real Estate Taxes or Personal Property Taxes payable by Lessee hereunder, within ten (10) days after Lessor's written request for such proof.

      7. Use of Leased Property. Lessee shall have the right to use the Leased Property for the purpose of operating a facility for the sale and servicing of new and used motor vehicles and motor vehicle parts. Lessee shall not allow the Leased Property to be used for any other purpose without first obtaining the written consent of Lessor, which consent shall not be withheld unreasonably. For purposes of the preceding sentence, if Lessee notifies Lessor in writing of Lessee's intention to make a particular use of the Leased Property, and if Lessor does not, within ten days after delivery of that notice from Lessee, notify Lessee in writing of Lessor's reasonable objections to that use, then Lessor shall for all purposes be conclusively deemed to have consented to that use.

            (a) Lessee shall not use, or permit any other person or entity to use, the Leased Property in any manner which would create or tend to create waste or a nuisance or would be unreasonably offensive to owners or users of neighboring premises. Lessee shall refrain from any activity which would make it impossible for Lessee to insure against loss or damage to the Leased Property or against personal injury or property damage. Lessee shall not overload the floors of the improvements located upon the Leased Property so as to cause any undue or serious stress or strain upon the improvements located upon the Leased Property.

            (b)   Lessee  shall  promptly  comply  with  all  statutes,  laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, licenses, directives and requirements of all federal, state, county, municipal and other governments, commissions, boards, courts, authorities, officials and companies or associations insuring the premises, which now or at any time hereafter may be applicable to the Leased Property or any part thereof, or to any use of or condition of the Leased Property or any part thereof. Lessee shall remedy at Lessee's expense any failure of compliance created through Lessee's fault or by reason of Lessee's use.

      8. Repairs and Maintenance. Lessor shall be responsible for maintaining the roof, foundation and bearing walls of the Leased Property, except that Lessee shall be responsible for keeping the roof free of foreign objects, papers, debris, obstructions, standing water, snow and ice. Lessee shall maintain in safe, workable and neat condition (free and clear of foreign objects, papers, debris, obstructions, standing water, snow and ice), all other elements and aspects of the Leased Property, including but not limited to the lights, windows, plate glass, plumbing fixtures, electrical fixtures, heating and air conditioning systems, doors, door frames, door closures, floor coverings, showcases and fixtures, walls, floors, landscaping and parking surfaces. Except as provided in the first sentence of this Paragraph 8, Lessor shall have no responsibility to perform any repairs or maintenance with respect to the Leased Property or any structures or improvements located thereon. Lessor and its authorized agents shall have the right to inspect the Leased Property during regular working hours upon reasonable written notice to Lessee to determine whether Lessee is complying with its obligations under this Agreement.

      9.    Lessor's  Responsibility  for  Prior  Contamination  by  Hazardous
Substances

            (a) Except as otherwise expressly disclosed in Exhibit "C", Lessor represents and warrants to Lessee that: (i) the Leased Property has not at any time prior to the Date of this Agreement been used for the generation, manufacture, storing, treatment, disposal or release of any Hazardous Material other than those Hazardous Materials customarily used in the operation of an automobile dealership, and (ii) at all times prior to the Initial Lease Date, Lessor and all of Lessor's predecessors in title, and all lessees, tenants, employees, agents, sublessees, franchisees, licensees, permitees, contractors, vendees and customers of Lessor and/or Lessor's predecessors in title, and all other persons permitted by Lessor and/or Lessor's predecessors in title to have access to the Leased Property, have used, stored, transported, disposed of and treated Hazardous Materials in strict accordance with all applicable federal, state and local laws and regulations (collectively referred to for the remainder of this Paragraph 9 as the "Laws"), and (iii) the Leased Property shall not, as of the Initial Lease Date, be contaminated by the presence on, under or about the Leased Property of any Hazardous Material, and (iv) as of the Initial Lease Date no


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other  parcel  of real  property  (including  but not  limited  to  properties adjacent to or in the immediate vicinity of the Leased Property) is or at any time in the future will be contaminated by the presence on, under or about that parcel of any Hazardous Material which was released to, on, under, about or from the Leased Property prior to the Initial Lease Date.

            (b)   Lessor  agrees  to  indemnify,   defend,  protect  and  hold
harmless  Lessee and each of  Lessee's  members,  partners,  stockholders  (if any), employees, agents, successors and assigns (collectively referred to for the remainder of this Paragraph 9 as "Lessee"), from and against any and all criminal and civil claims and causes of action (including but not limited to claims resulting from, or causes of action incurred in connection with, the death of or injury to any person, or damage to any property), liabilities (including but not limited to liabilities arising by reason of actions taken by any governmental agency), penalties, forfeitures, prosecutions, losses and expenses (including reasonable attorney fees) which directly or indirectly arise from or are caused by either: (i) the presence, prior to the Initial
Lease Date, in, on or about the Leased Property or any improvements located thereon, of any Hazardous Materials, or (ii) the use, sale, storage, transportation, disposal, release, threatened release, discharge or generation, prior to the Initial Lease Date, of Hazardous Materials to, in, on, under, about or from the Leased Property or any improvements located thereon, or (iii) any breach of the warranties made by Lessor in subparagraph 9(a). Lessor's obligations under this subparagraph 9(b) shall include, but not be limited to, the obligation to bear the expense of any and all costs, whether foreseeable or unforeseeable, of any necessary (as required by the
Laws) repair, cleanup, detoxification or decontamination of all or any portion of the Leased Property (or any improvements located thereon), and the preparation and implementation of any closure, remedial action or other required plan or plans in connection therewith. Notwithstanding the preceding provisions of this subparagraph 9(b), Lessor shall have no obligation to indemnify, defend, protect and/or hold harmless Lessee with respect to any release, spill, leak or discharge of Hazardous Materials on the Leased Property which occurs solely after the Initial Lease Date.

            (c) Notwithstanding any other provision of this Agreement or any contrary provision of law, the obligations of Lessor pursuant to this Paragraph 9 shall remain in full force and effect after any closing of the purchase of the Leased Property by Lessee and until the expiration of the latest period stated in any applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters described herein may be brought, and until payment in full or satisfaction of any and all losses, claims, causes of action, damages, liabilities, charges, costs and expenses for which Lessor is liable hereunder shall have been accomplished.

            (d) For purposes of this Paragraph 9, any act or omission, prior to the Initial Lease Date, of or by any one or more employees, agents, assignees, sublessees, franchisees, licensees, permitees, customers, vendees, contractors, successors-in-interest or other persons permitted by Lessor or any of Lessor's predecessors in title to have access to the Leased Property or acting for or on behalf of Lessor or any of Lessor's predecessors in title (whether or not the actions of such persons are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessor.

            (e) If any claim, demand, action or proceeding is brought against Lessee which is or may be subject to Lessor's obligation to indemnify Lessee as set forth under this Paragraph 9, Lessee shall provide to Lessor immediate notice of that claim, demand, action or proceeding, and Lessor thereafter shall defend Lessee at Lessor's expense using attorneys and other counsel selected by Lessor and reasonably acceptable to Lessee.

      10. Limited Warranties by Lessor. Except as provided in this Paragraph 10 and in Paragraphs 9, 18 and 26, Lessor makes no warranty, either express or implied, as to the condition, merchantability or fitness of the Leased Property, or the suitability of the Leased Property for Lessee's purposes or needs. Lessee agrees that neither Lessor nor any agent of Lessor has made any representations or warranties as to any of the following: (i) the suitability of the Leased Property for the conduct of Lessee's business, or (ii) the expenses of operation of the Leased Property or any improvements located thereon.

            (a) Prior to November 1, 1997, Lessor shall provide to Lessee a Disclosure Statement, disclosing any and all defects with respect to the Leased Property which are known to Lessor. Except as provided in the preceding sentence, Lessee is entering into this Agreement in reliance upon Lessee's own business judgment, after a full opportunity to inspect the Leased Property, and after careful consultation with Lessee's own advisors, accountants and attorneys, and not in reliance upon any statements, representations or warranties made to Lessor other than as set forth in this Agreement. Prior the Initial Lease Date, Lessee shall inspect the Leased Property and become thoroughly acquainted with the condition of the Leased Property. Lessee shall have the right, at any time within 30 days after


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completing its  inspection of the Leased  Property (but in no event later than
November 10, 1997) to notify Lessor in writing that Lessee is reasonably dissatisfied with the results of its inspection and to terminate all further obligations of Lessee under this Agreement. If Lessee does not so notify Lessor as provided in the preceding sentence, then Lessee agrees to take and accept the Leased Property "AS IS". The taking of possession of the Leased Property by Lessee shall be a conclusive acknowledgment by Lessee that the Leased Property is in good and satisfactory condition as of the date when possession is taken. Lessor shall not be required to make any alterations or improvements of any kind to the Leased Property. The preceding sentences of this subparagraph 10(a) shall not apply to any issues relating to the contamination of the Leased Property by Hazardous Materials, and all such issues shall be subject to the provisions of Paragraph 9 rather than the provisions of this subparagraph 10(a).

            (b) Lessor warrants to Lessee that all mechanical equipment affixed to the Leased Property shall be in good working condition on the Initial Lease Date, and that the Leased Property will be in the same condition on the initial Lease Date as on the Date of this Agreement (ordinary wear and tear excepted).

      11. No Liens. Lessee shall not allow the Leased Property to be subjected to any mortgage or other lien as security for a loan or other obligation of Lessee, without first obtaining the express written consent of Lessor. Lessee shall keep the Leased Property free and clear of all personal property tax liens and encumbrances. Lessee shall pay as due all claims for labor or work done on, and for services rendered or material furnished to, the Leased Property, and Lessee shall keep the Leased Property free from any mechanic's, workman's or materials lien of any kind. If Lessee receives notice of the filing of any claim or lien against the Leased Property or the commencement of any action which might affect the title to the Leased Property, Lessee shall give prompt written notice thereof to Lessor.

      12.   Insurance

            (a) Lessee shall maintain and shall pay all premiums with respect to insurance protecting Lessor and Lessee as the named insureds against loss or liabilities arising from personal injury or death or damage to property caused by any accident or occurrence in connection with the use, operation or condition of the Leased Property, with limits of not less than $500,000 per accident or occurrence on account of personal injury or death, and $500,000 per accident or occurrence on account of damage to property, together with a blanket excess liability policy in an amount of not less than $1,000,000. Any proceeds of the insurance referred to in this subparagraph shall be applied towards extinguishment or satisfaction of the liabilities with respect to which those insurance proceeds are paid.

            (b) Lessee shall maintain and pay for all premiums for insurance against loss or damage to the improvements located on the Leased Property by fire, lightning, vandalism, malicious mischief, sprinkler leakage, breakage of plate glass, or other perils or casualties, with an all risk endorsement. All such insurance shall be for the benefit of Lessee only, and any proceeds shall be paid solely to Lessee.

            (c) Lessee hereby releases Lessor and Lessor's agents and employees from responsibility and liability for loss or damage occurring to, or in connection with the use of, the Leased Property, if and to the extent that said loss or damage is covered under any insurance policy maintained by Lessee with respect to the Leased Property, and Lessee waives all right of recovery against Lessor and Lessor's agents and employees for such loss or damage. Lessee agrees to: (i) notify Lessee's insurance carrier(s) of the release and waiver set forth in the preceding sentence, and (ii) obtain from Lessee's insurance carrier(s), at Lessee's sole cost, a written waiver of all subrogation rights against Lessor and Lessor's agents and employees.

            (d) All insurance required to be carried by Lessee under subparagraph 12(a) shall be issued by responsible insurance companies, qualified to do business in the state of Oregon. Each insurance policy shall name Lessor as an additional insured. No insurance policy shall be subject to cancellation or modification except after ten (10) days prior written notice to Lessor. At least ten (10) days prior to the expiration of any insurance policy, Lessee shall obtain renewals or binders for the issuance of one or more replacement insurance policies.

      13. Destruction of Improvements. In the event of any damage or destruction to the improvements located on the Leased Property during the Lease Term, Lessee shall proceed to restore the improvements located on the Leased Property to substantially the same form and condition as prior to the damage or destruction, so as to provide Lessee with usable space equivalent in quantity and in character to the space available prior to the damage or destruction. Repairs shall be accomplished with all reasonable dispatch, subject to interruptions and delays from labor disputes and matters beyond the control of Lessee. Lessee's obligation to pay rent shall not be abated on account of any damage to or destruction of improvements on the Leased Property, and no other obligations of Lessee shall be altered or terminated as a result of such damage or destruction.

      14. Eminent Domain. If, during the Lease Term, there shall be a total taking of the Leased Property by any public authority under the power of eminent domain, then the leasehold estate of Lessee in and to the Leased Property shall cease and terminate as of the date when the condemning authority takes possession of or title to (whichever occurs first) all or any portion of the Leased Property. If, during the Lease Term, there shall be a partial taking of the Leased Property by any public authority under the power of eminent domain, then the leasehold estate of Lessee in and to the portion of the Leased Property so taken shall terminate on the date when the condemning authority takes possession of or title to (whichever occurs first) that portion, but Lessee's leasehold estate shall continue in full force and effect as to the remainder of the Leased Property; in such event, the monthly rent payable by Lessee for the balance of the Lease Term shall be equitably abated by Lessor (based on the ratio between the value of the portion taken and the value of the Leased Property prior to the taking), and Lessor shall be responsible (at Lessor's sole cost and expense) for making all necessary repairs or alterations to the improvements located on the Leased Property in order to continue using the Leased Property for the purposes permitted to Lessee. For purposes of the two preceding sentences, the term "total taking" shall mean the taking of so much of the Leased Property that the remainder of the Leased Property is not suitable to conduct the business which Lessee intends to conduct on the Leased Property, and the term "partial taking" shall mean the taking of a portion of the Leased Property which does not constitute a total taking.

            (a) All compensation and damages awarded for the taking of all or any portion of the Leased Property shall be equitably apportioned between Lessor and Lessee as their business interests may then appear. For purposes of the preceding sentence, if there is a total taking of the Leased Property, and if the total amount of the compensation and damage award for that taking exceeds the total option price for the Leased Property as specified in subparagraph 26(e), then that excess shall be divided equally between Lessor and Lessee. Notwithstanding the two preceding sentences, if Lessee exercises its option to purchase all of the Leased Property pursuant to subparagraph 26(c) prior to the effective date of a partial taking or total taking of the Leased Property, then all compensation and damages awarded for that taking shall be apportioned solely to Lessee.

            (b) Sale of all or part of the Leased Property to a purchaser with power of eminent domain, in the face of the threat or probability of the exercise of the power of eminent domain, shall be treated for purposes of this Agreement as a taking by condemnation, with the effective date of condemnation being the date of closing of that sale.

            (c) Lessee shall have the right, at its sole cost and expense, to assert a separate claim in any condemnation proceedings for the value of Lessee's leasehold interest. Whenever notice of a taking of all or any portion of the Leased Property is received by either party, that party shall notify the other party thereof, and Lessor and Lessee thereafter shall jointly negotiate with the taking authority as to the value of their respective interests in the Leased Property or the improvements located thereon to the end of being fairly compensated therefor.

      15.   Alterations.  Lessee  shall  not make any  improvements,  changes,
modifications,   utility  installations  and  other  alterations  (hereinafter referred to in the aggregate as "Alterations") in, on or to all or any portion of the Leased without first obtaining the written consent of Lessor (which consent may not be withheld unreasonably). If Lessee notifies Lessor in writing of Lessee's intention to make particular Alterations to the Leased Property, and if Lessor does not, within ten days after delivery of that notice from Lessee, notify Lessee in writing of Lessor's reasonable objections to all or any portion of those Alterations, the Lessor shall for all purposes be conclusively deemed to have consented to all of those Alterations to which Lessor has not so objected.

      16. Indemnification Against Damage or Injury. Lessee hereby releases Lessor from, agrees that Lessor shall not be liable for, and agrees to defend, indemnify and hold Lessor harmless from and against, any and all uninsured losses, claims, causes of action, damages, liabilities (including, without limitation, strict or absolute liability in tort or imposed by statute), charges, costs, or expenses (including, without limitation, reasonable counsel fees), incurred in connection with or arising out of any loss or damage to property or injury or death to a person or persons, that may be occasioned by any cause whatsoever pertaining to the Leased Property during the Lease Term, or arising by reason of or in connection with the occupation or use of the Leased Property or any person's presence on or about the Leased Property during the Lease Term (other than the grossly negligent or intentional acts of Lessor, its agents, employees, licensees and invitees). The defense and indemnities provided in this paragraph 16 shall apply whether or not the loss, claim, cause of action, damage, liability, charge, cost or expense is based upon the breach of a statutory duty or obligation or any theory or rule of comparative liability, subject to any specific prohibition relating to the scope of indemnities imposed by statutory law (and except to the extent that Lessor shall be liable as provided above). If any action or proceeding is brought against Lessor which is or may be subject to Lessee's obligation to indemnify Lessor as set forth under this Paragraph 16, Lessee shall, upon notice from Lessor, defend that claim at Lessee's expense using attorneys and other counsel satisfactory to Lessor. Any loss, liability, damage, claim, or cause of action arising by reason of contamination of the Leased Property by a hazardous substance shall be subject to the indemnification provisions of Paragraph 23, and shall not be subject to the indemnification provisions of this Paragraph 16.

      17. Surrender Upon Termination. Upon expiration of the Lease Term, or upon earlier termination of the lease for any reason, Lessee promptly and peaceably shall remove any of the Lessee's equipment and property, and shall surrender the Leased Property in good condition (including the restoration of any damage caused by the removal of Lessee's equipment and property), Depreciation and wear and tear from ordinary use permitted under this Agreement need not be restored by Lessee. All repairs for which Lessee is responsible shall be completed prior to the surrender of the Leased
Property. If Lessee remains in occupancy of the Leased Property after termination of the Lease Term, then Lessor shall have the option to treat Lessee as a tenant from month-to-month, subject to all of the provisions of this Agreement except the provisions for rental amounts, term, and renewal, and in that event Lessee shall be obligated to pay monthly rent to Lessor at a rate equal to the monthly rental amount in effect as of the last month of the Lease Term. Acceptance by Lessor of rent subsequent to termination of the Lease Term shall not result in a renewal of the lease and shall not constitute a waiver of Lessor's right to re-enter the Leased Property, remove Lessee or exercise any other rights available to Lessor under this Agreement or provided by law. If Lessee fails to surrender the Leased Property in accordance herewith upon termination of the Lease Term, Lessee shall indemnify and hold Lessor harmless from all losses and liabilities, including but not limited to any claims made by any succeeding tenant, which result from or are based upon Lessee's failure to so surrender the Leased Property.

      18. Good Title. Lessor warrants that it has good right to lease the Leased Property and will defend Lessee's right to quiet enjoyment of the Leased Property against the lawful claims of all persons during the Lease Term.

      19. Limitation on Assignment or Sublease by Lessee. Lessee shall have the right to assign all of its rights and obligations under this Agreement to Lithia Motors, Inc. or any subsidiary of Lithia Motors, Inc. Except as provided in the preceding sentence, Lessee shall not voluntarily or by operation of law assign this Lease or sublease any portion of the Leased Property, or enter into any license agreement, franchise agreement, or concession agreement with respect to the Leased Property, or mortgage, hypothecate or otherwise encumber all or any portion of Lessee's interest in this Agreement or in the Leased Property, or in any other manner permit the occupation of or shared possession of all or any portion of the Leased Property, without obtaining in each instance the written consent of Lessor, which consent may not be unreasonably withheld by Lessor. Consent by Lessor in any one instance shall not constitute a waiver or consent to any subsequent instance. Unless otherwise agreed by Lessor, the consent by Lessor to any assignment, sublease, or encumbrance shall not relieve or otherwise affect the continuing primary liability of Lessee under this Agreement, and Lessee shall not be released from performing any of the terms, covenants and conditions of this Agreement.

      20. Landlord's Lien. Lessee hereby grants to Lessor a lien upon the improvements, trade fixtures and furnishings of Lessee to secure full and faithful performance of all of the terms of this Agreement.

      21. Lessee's Default. The following shall be "events of default" under this Agreement, and the terms "event of default" or "default" shall mean, whenever used in this Agreement, any one or more of the following events: (i) the failure by Lessee to payor cause to be paid the full amount of any rent or other charge specified in this Agreement, within ten (10) days after the date when due, subject to the notice requirement set forth in subparagraph 21(b); (ii) the failure by Lessee to comply with any term or condition, or fulfill any obligation of this Agreement (other than the payment of rent or other charge) within thirty (30) days after written notice by Lessor specifying the nature of the default with reasonable particularity and requesting that the default be remedied; if the default is of such a nature that it cannot be completely remedied within the 30-day period, this provision shall be complied with if Lessee begins correction of the default within the thirty-day period and thereafter proceeds with reasonable diligence and good faith to affect the remedy as soon as possible.

            (a) Whenever any event of default shall have occurred, Lessor shall have the following rights and remedies (and no other rights or remedies):

                  (1) The right to declare, by written notice to Lessee, that all unpaid and delinquent installments of rent, and all other unpaid and delinquent charges and payments due under this Agreement shall be immediately due and payable, whereupon those amounts shall become immediately due any payable.

                  (2) The right to terminate the lease and all rights of Lessee under this Agreement, by giving written notice of termination to Lessee. In the event of such termination, Lessor shall have the right to reenter and take possession of the Leased Property and remove all persons and property therefrom by summary proceedings or otherwise, and to recover from
Lessee: (i) any unpaid rent earned at the time of termination, plus (ii) the fair market value of the amount by which the unpaid rent which would have been earned after termination and prior to the end of the Lease Term exceeds the amount of rent which Lessee proves can reasonably be earned by Lessor during that time.

                  (3) To the extent permitted by law, the right to terminate Lessee's possessory interest in the Leased Property, without terminating Lessee's lease, in which case Lessor shall have the right to enter and take possession of the Leased Property and to remove and exclude Lessee from possession of the Leased Property and to use its best efforts to lease the Leased Property to another person for the account of Lessee; any such entry and other actions shall not operate as a waiver or satisfaction, in whole or in part, of any claim or demand arising out of or connected with any breach or default by Lessee of its obligations under this Agreement. If Lessor re-enters the Leased Property but does not elect to terminate Lessee's leasehold interest, then Lessor may from time to time, without terminating Lessee's lease, either recover from Lessee all rentals as they become due, or relet the Leased Property or any portion thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Lessee shall be obligated to immediately reimburse to Lessor the amount of all costs which Lessor incurs in reletting the Leased Property. Any rentals so received by Lessor from such reletting to a third party shall be applied as follows: first, to the payment of any costs which Lessor shall have incurred in reletting the Leased Property for which Lessor shall not have received reimbursement from Lessee; next to the rent due and unpaid by Lessee hereunder through the date of that third party payment; next to the payment of reimbursement to Lessor for any other costs, expenses or losses incurred by Lessor which are proximately caused by Lessee's default; and next, to the payment of any future rent as the same may become due and payable hereunder. If the portion of the rental amount received from reletting which is applied to the payment of rent hereunder is less than the monthly rent payable by Lessee, then Lessee promptly shall pay the deficiency to Lessor

                  (4) In the event of any re-entry of the Leased Property pursuant to subparagraph (2) or (3), Lessor may make any suitable alterations or changes in the character or use of the Leased Property, provided that Lessor shall not be required to relet the Leased Property for any use or purpose other than that specified in this Agreement or for any use or purpose which Lessor may reasonably consider injurious to the Leased Property. Lessor may relet all or a portion of the Leased Property, either alone or together with other properties, for a term longer or shorter than the term of this Agreement, and upon any reasonable terms and conditions.

            (b) Before declaring any default in the making of any payment required under this Agreement, Lessor shall provide to Lessee, by United States certified mail and ordinary first class mail addressed to Lessee, a written notice specifying that there has been a default in the making of a required payment, and Lessee shall have ten (10) days from the date of mailing of that notice in which to pay the delinquent amount and prevent a default hereunder. Notwithstanding the preceding sentence, Lessor shall not be obligated to provide written notice of any delinquent payment if Lessor has given to Lessee written notice of two prior delinquent payments at any time during the then immediately preceding 365 day period; in that event Lessor shall not be required to provide any notice to Lessee before declaring a default arising out of Lessee's failure to make any payment required under this Agreement, but no default shall be declared until ten (10) days after that payment is due.

      22. Time of Essence. Time is of the essence in the performance of all obligations of Lessor and/or Lessee under this Agreement.

      23.   Lessee's Responsibility for Contamination by Hazardous Substances.

            (a) Lessee shall at all times during the Lease Term use, sell, store, transport, dispose of and treat Hazardous Materials (as defined in Paragraph 1(e) of this Agreement) in strict accordance with all applicable federal, state and local laws and regulations (collectively referred to in this Paragraph 23 as the "Laws"). If, during the Lease Term and prior to completion by Lessee of the obligations imposed under Paragraph 17, there occurs upon the Leased Property any release, spill, leak or discharge of hazardous materials which is in violation of any of the Laws and is caused by any activity or activities of Lessee on or with respect to the Leased Property, then Lessee shall be obligated to cause and complete the repair, cleanup, detoxification and/or decontamination of the Leased Property (or any improvements thereon) and the preparation and implementation of any closure, remedial action or other required plan or plans in connection therewith, all as required by the Laws.

            (b) Lessee shall indemnify, defend, protect and hold harmless Lessor and each of Lessor's partners, employees, agents, successors and assigns (collectively referred to in this Paragraph 23 as "Lessor"), from and against any and all criminal and civil claims and causes of action (including but not limited to claims resulting from, or causes of action incurred in connection with, the death of or injury to any person, or damage to any property), liabilities (including but not limited to liabilities arising by reason of actions taken by any governmental agency), penalties, forfeitures, prosecutions, losses and expenses (including reasonable attorney fees) which directly or indirectly arise from or are caused by the use, sale, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Leased Property or any improvements located thereon during the Lease Term. Lessee's obligations under this subparagraph 23(b) shall include, but not be limited to, the obligation to bear the expense of any and all costs, whether foreseeable or unforeseeable, of any necessary (as required by the Laws) repair, cleanup, detoxification or decontamination of all or any portion of the Leased Property (or any improvements located thereon), and the preparation and implementation of any closure, remedial action or other required plan or plans in connection therewith.

            (c)   Notwithstanding  any other provision of this Agreement,  the obligations of Lessee pursuant to this Paragraph 23 shall remain in full force and effect after the termination of the Lease Term and until the expiration of the latest period stated in any applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters described herein may be brought, and until payment in full or satisfaction of any and all losses, claims, causes of action, damages, liabilities, charges, costs and expenses for which Lessee is liable hereunder shall have been accomplished.

            (d)   For purposes of  subparagraph  23(a),  any acts or omissions of or by any one or more employees, agents, assignees, sublessees, franchisees, licensees, permitees, customers, contractors, successors-in-interest or other persons permitted by Lessee to have access to the property (other than Lessor or Lessor's agents) or acting for or on behalf of Lessee (whether or not the actions of such persons are negligent, intentional, wilful or unlawful) shall be strictly attributable to Lessee.

            (e) If any claim, demand, action or proceeding is brought against Lessor which is or may be subject to Lessee's obligation to indemnify Lessor as set forth under this Paragraph 23, Lessor shall provide to Lessee immediate notice of that claim, demand, action or proceeding, and Lessee thereafter shall defend Lessor at Lessee's expense using attorneys and other counsel selected by Lessee and reasonably acceptable to Lessor.

      24.   Expenses.   Each  of  the  parties  shall  pay  its  own  expenses
incidental to the preparation and consummation of this Agreement, including but not limited to the attorney fees and expenses.

      25. Notices. Any notice required or permitted under this Agreement shall be deemed to have been duly given when actually delivered or when deposited in the United States mail, certified and return receipt requested, postage prepaid, addressed to such addresses as may be specified from time to time by the parties in writing.

      26. Lessee's Option to Purchase Leased Property. At any time during the Option Period (as defined in subparagraph 26(a)), Lessee shall have the option to purchase the Leased Property from Lessor, under the terms and conditions set forth in this Paragraph 26.

            (a) Definitions. For purposes of this Paragraph 26, "Option Period" shall refer to the fifteen year period beginning on the Initial Lease Date. "Closing" shall refer to the consummation of the purchase and sale of Parcel AB and/or Parcel C pursuant to this Paragraph 26. "Closing Date" shall refer to the actual date of Closing.

            (b) Option may be Exercised Only during Period. Lessee shall have no right to exercise the purchase option granted under this paragraph 26 after the last day of the Option Period (i.e. on or after the sixteen anniversary after the Initial Lease Date). If Lessee exercises the purchase option granted under this Paragraph 26 on or before the last day of the Option Period, then Lessee shall have the right to close the purchase at any time during the period beginning 90 days and ending 120 days after the date of the notice exercising the option (even if that closing does not occur during the Option Period).

            (c) Notice of Exercise. If Lessee wishes to exercise its option to purchase all or any portion of the Leased Property (i.e. Parcel AB or Parcel C or both Parcels) from Lessor pursuant to this Paragraph 26, Lessee shall be required to deliver to Lessor a written notice specifying:
(i) Lessee's desire to exercise the option, and (ii) the portion of the Leased Property to be purchased (i.e. Parcel AB or Parcel C or both Parcels), and (iii) the proposed closing date for the purchase (which closing date shall be not less than 90 days and not more than 120 days after the date of the written notice exercising the option). Lessee shall be deemed to have exercised the option to purchase the designated portion of the Leased Property pursuant to this Paragraph 26 when the written notice referred to in the preceding sentence is delivered to Lessor. If Lessee exercises the option to purchase all or a portion of the Leased Property from Lessor as provided in this Paragraph 26, and if that purchase and sale subsequently closes in accordance with this Paragraph 26, then Lessee shall be obligated to pay rent with respect to the purchased portion of the Leased Property though the date of closing of the purchase and sale. Lessee shall have the option to purchase only Parcel AB or Parcel C (without any obligation to purchase the other portion), and also shall have the option to purchase the separate Parcels AB C at different times during the Option Period and in any order.

            (d) Lessor's Obligation to Sell. If Lessee exercises the option to purchase all or a portion of the Leased Property from Lessor as provided in this Paragraph 26, and if Lessee tenders to Lessor (on or before the proposed closing date) full payment for the purchased portion of the Leased Property, then Lessor shall be obligated to sell and deliver to Lessee good and marketable title to the purchased portion of the Leased Property, free and clear of all liens and encumbrances not accepted by Lessee as provided in subparagraph 26(f).

            (e)   Purchase Price and Payment.

                  (1) If Lessee exercises the option to purchase Parcel AB pursuant to this Paragraph 26, the price for Parcel AB shall be determined as follows:

                        (i) If the option is exercised during the first two years following the Initial Lease Date, then the aggregate price for Parcel AB shall be $1,950,000.00.

                        (ii) If the option is exercised during the third, fourth or fifth years following the Initial Lease Date, then the aggregate price for Parcel AB shall be $2,040,000.00.

                        (iii) If the Option is exercised during the sixth, seventh or eighth years following the Initial Lease Date, then the aggregate price for Parcel AB shall be $2,130,000.00.

                        (iv) If the option is exercised during the ninth, tenth or eleventh years following the Initial Lease Date, then the aggregate price for Parcel AB shall be $2,200,000.00.

                        (v) If the option is exercised during the twelfth, thirteenth or fourteenth years following the Initial Lease Date, then the aggregate price for Parcel AB shall be $2,310,000.00.

                        (vi) If the option is exercised during the fifteenth year following the Initial Lease Date, then the aggregate price for Parcel AB shall be $2,400,000.00.

                  (2) If Lessee exercises the option to purchase Parcel C pursuant to this Paragraph 26, the price for Parcel C shall be determined as follows:

                        (i) If the option is exercised during the first two years following the Initial Lease Date, then the price for Parcel C shall be $250,000.00.

                        (ii) If the option is exercised during the third, fourth or fifth years following the Initial Lease Date, then the price for Parcel C shall be $260,000.00.

                        (iii) If the option is exercised during the sixth, seventh or eighth years following the Initial Lease Date, then the price for Parcel C shall be $270,000.00.

                        (iv) If the option is exercised during the ninth, tenth or eleventh years following the Initial Lease Date, then the price for Parcel C shall be $280,000.00.

                        (v) If the option is exercised during the twelfth, thirteenth or fourteenth years following the Initial Lease Date; then the price for Parcel C shall be $290,000.00.

                        (vi) If the option is exercised during the fifteenth year following the Initial Lease Date, then the price for Parcel C shall be $300,000.00.

                  (3) The purchase price for any portion of the Leased Property shall be payable by Lessee at the closing of the purchase by cashier's check drawn against a bank of Lessee's choice having offices located in Jackson County, Oregon, or by any other method acceptable to Lessor.

            (f) Title Report. Promptly after the Date of this Agreement, Lessor shall furnish to Lessee a preliminary title report with respect to the Leased Property. A copy of that preliminary title report shall be attached to this Agreement as Exhibit "D". Lessee shall have ten (10) days after receipt of the preliminary title report within which to examine that report and notify Lessor of any objection(s) to any one or more of the exceptions set forth on the preliminary title report. If Lessee does not notify Lessor in writing, within that ten (10) day period, of Lessee's disapproval of any one or more of the exceptions set forth on the preliminary title report, then that exception (or those exceptions) shall be deemed to have been accepted and approved by Lessee. If Lessee provides written notification to Lessor, within that ten (10) day period, of Lessee's disapproval of any exception set forth in the preliminary title report, then Lessor shall be obligated to remove the disapproved exception prior to closing. At the closing of any portion of the Leased Property, Lessor shall furnish to Lessee, at Lessor's expense, an A.L.T.A. policy of title insurance in the full amount of the purchase price, showing title to the conveyed portion of the Leased Property to be good and marketable, subject only to the usual endorsements and exceptions contained in such policies and the specific additional exceptions accepted by Lessee as provided in the preceding sentences of this subparagraph (f).

                  (1) If Lessee does not elect to purchase all or any portion of the Leased Property pursuant to this Paragraph 26, then Lessee shall be obligated to pay all title insurance cancellation fees.

                  (2) If Lessor is unable at Closing to provide good and marketable title to the Leased Property as provided in this subparagraph (f), then (in addition to any and all other remedies which may be available to Lessee at law or in equity by reason of that breach) the provisions of subparagraphs (a)(3), (a)(4), (b)(3) and (b)(4) of Paragraph 4 relating to a CPI indexed increase in any subsequent rental amounts payable under this Agreement shall be void and of no effect, and the monthly rent payable by Lessee for each and every month throughout the remainder of the Lease Term shall be the monthly rental amount then in effect.

            (g) Closing Escrow. If Lessee elects to purchase all or a portion of the Leased Property pursuant to this Paragraph 26, the parties agree to establish a closing escrow account at Jackson County Title Division, Continental Lawyers Title Company, of Medford, Oregon (the "Closing Escrow Agent"). Lessee and Lessor each shall pay one-half (1/2) of the closing escrow fees. Lessee and Lessor agree to execute whatever reasonable escrow instructions may be required by Closing Escrow Agent in connection with the consummation of the purchase of the Leased Property pursuant to this Paragraph 26. In the event of any conflict between those escrow instructions and this Agreement, the terms of this Agreement shall prevail, and nothing contained in the escrow instructions shall be deemed to change or modify the terms, provisions or conditions of this Agreement unless the parties expressly so state in writing.

            (h) Closing. If Lessee elects to purchase all or a portion of the Leased Property pursuant to this Paragraph 26, then:

                  (1) The parties agree to close the transaction at the offices of the Closing Escrow Agent, or at such other location as shall be selected by agreement of the parties.

                  (2) Possession of the purchased portion of the Leased Property, and all risk of loss, damage or destruction with respect to the purchased portion of the Leased Property, shall pass from Lessor to Lessee at Closing.

                  (3) At Closing, Lessor shall deliver to Lessee a statutory warranty deed which conveys the purchased portion of the Leased Property free and clear of all encumbrances, except those encumbrances identified in the preliminary title report which have been accepted and approved by Lessee pursuant to subparagraph 26(f), fully executed by Lessor and naming Lessee as the grantee.

                  (4) Real property taxes, personal property taxes, operating expenses, rental income, prepaid rents and deposits, and other income and expenses with respect to the purchased portion of the Leased Property shall be prorated as of the date of Closing.

                  (5) If Closing does not take place on a timely basis because of Lessor's failure or refusal to convey to Lessee good title to the purchased portion of the Leased Property, then Lessee shall be entitled to:
(i) the remedy specified in subparagraph 26(f)(2), and (ii) any and all other rights and remedies for that breach which may be provided at law or in equity.

                  (6) Lessee shall have the right at Closing to convey and assign its rights and obligations with respect to the purchased portion of the Leased Property to Lithia Motors, Inc. or to any subsidiary of Lithia Motors, Inc.

                  (7) Prior to Closing, Lessor shall furnish to Lessee any and all documentation required under Section 1445 of the Internal Code, including but not limited to a "Certificate of Non-Foreign Status". If Lessor fails to furnish Lessee a Certificate of Non-Foreign Status, Lessee shall be authorized to withhold and deduct from the purchase price any and all amounts which are required to be withheld under IRC S 1445, and to transfer those sums to the Internal Revenue Service in accordance with the provisions of IRC S 1445.

                  (8) Each party shall pay its own attorney fees incurred in connection with the Closing of the transaction.

                  (9) Lessee will cooperate with Lessor (at no cost to Lessor) in enabling Lessor to complete a tax-free exchange of the purchased portion of the Leased Property under IRC Section 1031.

            (i) No Brokerage Commissions. Lessee and Lessor each warrants to the other party that no brokerage commissions will be payable in connection with the purchase and sale of any portion of the Leased Property in accordance with this Paragraph 26.

      27. Lessee's Right to Terminate Obligation to Lease. Lessee shall have the right, at any time prior to November 10, 1997, to rescind Lessee's obligation to lease the Leased Property under this Agreement if Lessee is dissatisfied for any reason with either of the following matters: (i) any studies or tests concerning the presence or possible presence on the Leased Property of Hazardous Materials, and Lessee's determination as to the possible financial impact on Lessee of any Hazardous Materials which are present on the Leased Property; or (ii) the results of any examinations or inspections completed by Lessee with respect to the Leased Property. Lessee shall be responsible for the cost of all Hazardous Materials tests, reports, surveys, studies, inspections and examinations conducted by Lessee pursuant to this Paragraph 27. Lessor shall cooperate with Lessee in allowing Lessee and Lessee's agents to fully inspect and examine the Leased Property for the presence of Hazardous Materials. Notwithstanding Lessee's right to inspect the Leased Property for the presence of Hazardous Materials pursuant to this Paragraph 27, Lessee is relying on, and Lessor agrees that Lessee has the right to rely on, the representations, warranties and agreements made by Lessor in Paragraph 9.

      28. Additional Conditions Precedent to Lessee's Obligations. In addition of all other conditions to Lessee's obligation to close which are set forth in this Agreement, the obligation of Lessee to lease the Leased Property from Lessor pursuant to this Agreement is subject to the fulfillment, prior to the Initial Lease Date, of each of the following conditions, each of which is for the benefit of Lessee and may be waived by
Lessee:

            (a) Lithia Motors, Inc. shall have obtained from Nissan Motor Corporation in USA and BMW of North America, Inc. prior to the Initial Lease Date, exclusive franchises to sell new Nissan and BMW vehicles in Medford,

Oregon (as evidenced by the issuance to Lithia Motors, Inc. of appropriate Dealership Sales and Service Agreements, and the approval of Lithia Motors, Inc. as the publicly owned Dealer-Operator of the franchises); and

            (b) Lithia Motors, Inc. shall be reasonably satisfied with any facility improvement requirements which are imposed by Nissan Motor Corporation in USA and BMW of North America, Inc. in connection with the issuance to Lithia Motors, Inc. of franchises to sell new Nissan and BMW vehicles in Medford, Oregon; and

            (c) The purchase of the business assets of Medford Nissan, Inc. by Lithia Motors, Inc. shall be closed on or before the Initial Lease Date; and if not so closed for any reason, Lessor shall have no obligation to conclude this Lease with Lessee, even if this condition is waived by Lessee; and

            (d) Lessee shall be reasonably satisfied that there have been no material changes in the condition of the Leased Property between the Date of this Agreement and the Initial Lease Date; and

            (e) Lessee shall be reasonably satisfied that all of Lessor's agreements, representations and warranties set forth in this Agreement shall be true, correct, complete and not misleading as of the date of Closing; provided, however, that Lessee's decision to close this transaction shall not excuse or release Lessor from liability to Lessee for any representation or warranty which is subsequently determined to be incorrect, incomplete or misleading.

      29.   Miscellaneous.

            (a) No Waiver of Performance. The failure by any party at any time to require performance of any provision hereof shall in no way affect that party's right to enforce the same provision or any other provision at any subsequent time. The consent or approval of either party to any act by the other party of a nature requiring consent or approval should not be deemed  to waive or render  unnecessary  the  consent  to or  approval  of any subsequent similar act. All rights and remedies provided under this Agreement are cumulative to one another and to all other rights and remedies under applicable law or in equity, and no exercise of anyone right or remedy shall in any manner operate to prejudice or impair any other right or remedy provided at law or in equity.

            (b)   Entire  Agreement.  This  Agreement  sets forth the  entire, final and complete agreement of the parties, and supersedes, replaces and integrates all of the prior written and oral agreements of the parties. Any modifications, amendments or supplements to this Agreement shall be executed in writing and signed by all of the parties. Multiple copies of this Agreement may be executed by the parties, each of which shall be deemed to be an original when signed by all of the parties. The captions set forth in this Agreement are for reference purposes only, and shall not be considered in construing the meaning of the terms and conditions of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors, representatives and assigns of the parties. The
documents   identified  or  referenced  in  this  Agreement  are  all  of  the agreements respecting the proposed sale or transfer, and there are no other oral or written side agreements affecting the transaction. True copies of all documents identified or referenced in this Agreement are attached hereto.

            (c) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Oregon. Any legal proceedings relating to this Agreement shall be filed in the appropriate court in Jackson County, Oregon, and the parties hereby irrevocably submit to the jurisdiction of the Circuit Court of Jackson County, Oregon.

            (d) Severability. If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then that determination shall not affect any other provisions of this Agreement, and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Agreement is capable of two constructions, only one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

            (e) Attorney Fees in Event of Dispute. If action is instituted to enforce any term of this Agreement, the prevailing party shall recover from the losing party reasonable attorney fees incurred in that action as set by the trial court, and in the event of an appeal, as set by the appellate courts.

      30. Memorandum to be Recorded. Simultaneously with the execution of this Agreement the parties shall execute a Memorandum evidencing the execution of this Agreement for purposes of recordation in Jackson County, Oregon, which Memorandum shall be recordable by Lessee on or after the Initial Lease Date.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement on the respective dates indicated below.

LESSEE:

LITHIA REAL ESTATE, INC.

By:   /s/ Brian B. DeBoer           9-26-97
      Authorized Agent Brian B. DeBoer

LESSOR:

JAMES D. PLUMMER

By:   /s/ James D. Plummer          10-14-97
      James D. Plummer

     EXHIBIT "A" TO REAL PROPERTY LEASE AGREEMENT WITH OPTION TO PURCHASE

                  Between JAMES D. PLUMMER, as "Lessor", and

                     LITHIA REAL ESTATE, INC., as Lessee

                      LEGAL DESCRIPTION OF REAL PROPERTY

                      [See ___ page(s) attached hereto.]

     EXHIBIT "B" TO REAL PROPERTY LEASE AGREEMENT WITH OPTION TO PURCHASE

                  Between JAMES D. PLUMMER, as "Lessor", and

                     LITHIA REAL ESTATE, INC., as Lessee

          COPY OF AGREEMENT FOR PURCHASE AND SALE OF BUSINESS ASSETS

                      [See ___ page(s) attached hereto.]

     EXHIBIT "C" TO REAL PROPERTY LEASE AGREEMENT WITH OPTION TO PURCHASE

                  Between JAMES D. PLUMMER, as "Lessor", and

                     LITHIA REAL ESTATE, INC., as Lessee

        DOCUMENTS RELATING TO CONTAMINATION OF BUSINESS REAL PROPERTY

                      [See ___ page(s) attached hereto.]

      1.    Phase 1 Environmental Report

      2.    Disclosure Statement

      3. Any and all other documents which are necessary in order for Lessor to satisfy the disclosure requirements of Paragraph 9 of the Lease Agreement

     EXHIBIT "D" TO REAL PROPERTY LEASE AGREEMENT WITH OPTION TO PURCHASE

                  Between JAMES D. PLUMMER, as "Lessor", and

                     LITHIA REAL ESTATE, INC., as Lessee

                       COPY OF PRELIMINARY TITLE REPORT

                      [See ___ page(s) attached hereto.]